UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 25, 2007
AMSCAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21827	13-3911462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

80 Grasslands Road, Elmsford, New York		10523
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (914) 345-2020.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
1. CREDIT FACILITY
On May 25, 2007, Amscan Holdings, Inc. (the “Company”), a wholly owned subsidiary of AAH Holdings Corporation (“AAH”) entered into (i) a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), among the Company, AAH, each subsidiary of the Company from time to time party thereto, the Lenders (as defined in the Term Loan Credit Agreement), Credit Suisse, as administrative agent and collateral agent for the Lenders (in such capacities, the “Term Loan Agent”) , Credit Suisse Securities USA LLC and Banc of America Securities LLC, as joint-bookrunners and joint lead arrangers, Bank of America Securities LLC, as syndication agent and Lehman Commercial Paper Inc., as documentation agent, and (ii) an ABL Credit Agreement (the “ABL Credit Agreement”), among the Company, AAH, each subsidiary of the Company from time to time party thereto, the Lenders (as defined in the ABL Credit Agreement), Credit Suisse, as administrative agent for the Lenders (in such capacity, the “ABL Administrative Agent”), Bank of America, N.A. as collateral agent for the Lenders (in such capacity, the “ABL Collateral Agent”), Credit Suisse Securities USA LLC and Banc of America Securities LLC, as joint-bookrunners and joint lead arrangers, Banc of America Securities LLC and Wachovia Securities LLC, as co-syndication agents, and Merrill Lynch Capital and Wells Fargo Retail Finance LLC, as co-documentation agents.
A description of the material terms of the Term Loan Credit Agreement and the ABL Credit Agreement (together, the “Credit Agreements”) follows. This description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, which is filed with this Current Report as Exhibit 10.01, and the ABL Credit Agreement, which is filed with this Current Report as Exhibit 10.02.
Capitalized terms used in this Item 1.01 without definition shall have the meanings specified in the Credit Agreements.

TERM LOAN CREDIT AGREEMENT
The proceeds of the $375,000,000 term loan were used to refinance certain existing indebtedness and to pay transactions costs.
INTEREST RATES AND FEES
The Term Loan Credit Agreement provide for two pricing options: (i) an alternate base rate (“ABR”) equal to the greater of (a) Credit Suisse’s prime rate in effect on such day and (b) the federal funds effective rate in effect on such day plus 1/2 of 1% or (ii) a LIBOR rate determined by reference to the cost of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The applicable margin is 1.25% with respect to ABR borrowings and 2.25% with respect to LIBOR borrowings.
PREPAYMENTS
The Term Loan Credit Agreement provides that the term loans may be prepaid provided that, as a condition to any optional prepayment of the term loans any time prior to the first anniversary of the closing date (other than with the proceeds of an underwritten initial public offering of common stock of the Company or AAH or an optional prepayment of the term loan in full substantially contemporaneous with a change of control), the Company shall pay a premium equal to 1.00% of the principal amount prepaid.
The term loans are subject to mandatory prepayment out of (i) 100% of net proceeds arising from asset sales, insurance and condemnation proceeds, subject to reinvestment provisions, (ii) 50% of net proceeds arising from certain equity issuances by the Company or its subsidiaries (which percentage will be reduced to 25% or 0% if the Company’s total leverage ratio is less than specified ratios), (iii) net proceeds arising from any debt issued by the Company or its subsidiaries and (iv) commencing with the fiscal year ending December 31, 2007, 50% (which percentage will be reduced to 25% or 0% if the Company’s total leverage ratio is less than specified ratios) of the Excess Cash Flow of the Company.
AMORTIZATION
The Company is required to repay installments on the term loans in quarterly principal amounts of 0.25% of their funded total principal amount, beginning June 30, 2007 and ending March 31, 2013, with the remaining amount payable on the maturity date of May 25, 2013.
GUARANTEE AND SECURITY
The obligations of the Company under the Term Loan Credit Agreement are jointly and severally guaranteed by AAH and each wholly-owned domestic subsidiary of the Company. Each guarantor has secured its obligations under the guaranty by a first priority lien on substantially all of its assets, with the exception of accounts receivable and inventories, which are under a second priority lien.
INCREMENTAL TERM LOAN COMMITMENTS
The Company may, by written notice to the Administrative Agent from time to time, request additional incremental term loans, in an aggregate amount not to exceed $100,000,000 from one or more lenders (which may include any existing Lender) willing to provide such additional incremental term loans in their own discretion.

CERTAIN COVENANTS AND EVENTS OF DEFAULT
The Term Loan Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company and its Subsidiaries to:
-	incur additional indebtedness;

-	create, incur or suffer to exist liens on any of their property or assets;

-	make investments or enter into joint venture arrangements;

-	pay dividends and distributions or repurchase capital stock of the Company;

-	engage in mergers, consolidations and sales of all or substantially all their assets;

-	sell assets;

-	make capital expenditures;

-	enter into agreements restricting dividends and advances by the Company’s subsidiaries; and

-	engage in transactions with affiliates.
The Term Loan Credit Agreement also contains certain customary affirmative covenants and events of default.
ABL CREDIT AGREEMENT
The Company has a committed revolving credit facility in an aggregate principal amount of up to $200,000,000 for working capital, general corporate purposes and the issuance of letters of credit. The Lenders have committed to extend credit in the form of Revolving Loans at any time and from time to time during the period ended May 25, 2012 (the “Availability Period”), in an aggregate principal amount at any time outstanding not in excess of $200,000,000, subject to a borrowing base described below, (b) the Swingline Lenders have committed to extend credit, at any time and from time to time during the Availability Period, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $10,000,000 and (c) the Issuing Banks to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $25,000,000, to support payment obligations incurred in the ordinary course of business by the Company and its subsidiaries. The initial revolving borrowing of $79,000,000 was used to refinance certain existing indebtedness and to pay transactions costs and for working capital adjustments.
The borrowing base at any time equals (a) 85% of eligible trade receivables, plus (b) the lesser of (i) 75% of eligible inventory and eligible intransit inventory, valued at the lower of cost and market value, and (ii) 85% of net orderly liquidation value of eligible inventory and eligible in transit inventory (subject in the case of eligible inventory and eligible in transit inventory and net orderly liquidation value to a cap of $10,000,000) , plus (c) the 85% of eligible credit card receivables, less (d) certain amounts of reserves.
INTEREST RATES
The ABL Credit Agreement provides for two pricing options: (i) an alternate base rate (“ABR”) equal to the greater of (a) Credit Suisse’s prime rate in effect on such day and (b) the federal funds effective rate in effect on such day plus -1/2 of 1% or (ii) a LIBOR rate determined by reference to the cost of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The applicable margin is up to 0.50% with respect to ABR borrowings and from 1.00% to 1.50% with respect to LIBOR borrowings. The initial applicable margin is 0.25% with respect to ABR borrowings and 1.25% with respect to LIBOR borrowings.

In addition to paying interest on outstanding principal under the ABL Credit Agreement, the Company is required to pay a commitment fee of between 0.30% and 0.25% per annum in respect of the unutilized commitments thereunder. The Company must also pay customary letter of credit fees and agency fees.
PREPAYMENTS
Upon prior notice, the Company may prepay any borrowing under the ABL Credit Agreement, in whole or in part, without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.
AMORTIZATION
There is no scheduled amortization under the ABL Credit Agreement. The principal amount outsanding of the loans under the ABL Credit Agreement is due and payable in full on the fifth anniversary of the closing date.
GUARANTEE AND SECURITY
The obligations of the Company under the ABL Credit Agreement are jointly and severally guaranteed by AAH and each wholly-owned domestic subsidiary of the Company. Each guarantor has secured its obligations under the guaranty by a first priority lien on its accounts receivable and inventories and a second priority lien on substantially all of its other assets.
CERTAIN COVENANTS AND EVENTS OF DEFAULT
The ABL Credit Agreement contains negative covenants that are substantially similar to the Term Loan Credit Agreement. Although the ABL Credit Agreement does not require the Company to comply with any financial ratio maintenance covenants, if it has less than $20,000,000 of excess availability the Company is not permitted to borrow any additional amounts. The ABL Credit Agreement also limits the amount of consolidated capital expenditures in any fiscal year
The ABL Credit Agreement also contains certain customary affirmative covenants and events of default.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
On May 25, 2007, the $410,000,000 First Lien Credit and Guaranty Agreement by and among the Company, AAH, the guarantors party thereto, the lenders party thereto, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, Banc of America Securities LLC, as Joint Lead Arranger and Joint Bookrunner, Bank of America, N.A., as Documentation Agent and General Electric Capital Corporation, as Administrative Agent and Collateral Agent and (ii) the $60,000,000 Second Lien Credit and Guaranty Agreement by and among the Company, AAH, the guarantors party thereto, the lenders party thereto, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Bookrunner, Syndication Agent, Administrative Agent and Collateral Agent, Banc of America Securities LLC, as Joint Lead Arranger and Joint Bookrunner and Bank of America, N.A., as Documentation Agent (the “Existing Credit Agreements”) were terminated.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION
See Item 1.01.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

10.01 Term Loan Credit Agreement, dated as of May 25, 2007.
10.02 ABL Credit Agreement, dated as of May 25, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSCAN HOLDINGS, INC.
(Registrant)

	By:	/s/ Michael Correale

Date: June 1, 2007	Name: Michael Correale
Title: Chief Financial Officer